10.2	Amendment No. 2 to Employment Agreement of William A, Geers
Amendment No. 2 to Employment Agreement
          This AMENDMENT NO. 2 is entered into as of this 27th day of January, 2006 by and among LanVision Systems, Inc., a Delaware corporation (“Parent”), LanVision, Inc., an Ohio corporation (“Company”) and William A. Geers (“Employee”).
          WHEREAS, the Company and Employee entered into an Employment Agreement dated as of February 1, 2004 (“Employment Agreement”), as previously amended whereby Parent and the Company agreed to employ the Employee, and the Employee agreed to serve, as Vice President of Product Development; and
          WHEREAS, Parent, the Company and Employee desire to amend the Employment Agreement as set forth herein;
          NOW, THEREFORE, in consideration of the premises and the agreements contained herein, and other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties agree as follows:
          1. Compensation. In consideration of the Employee’s responsibilities and roles, Parent and the Company agree to pay Employee effective February 1, 2006, Employee’s salary for the period commencing on such date through January 31, 2007 shall be One Hundred Ninety-nine Thousand five-hundred Dollars ($199,500).
          2. Continuing Agreement. Except for the changes set forth in this Amendment No. 2 the Employment Agreement, as amended, remains in full force and effect without modification.
          3. Counterparts. This Amendment No. 2 may be signed in counterparts by Parent, the Company and Employee.
          IN WITNESS WHEREOF, the parties have executed this Amendment No. 2 as of the date set forth above.

LanVision Systems, Inc.

By:	/s/ Paul W. Bridge, Jr.

Paul W. Bridge, Jr.
Chief Financial Officer

LanVision, Inc.

By:	/s/ Paul W. Bridge, Jr.

Paul W. Bridge, Jr.
Chief Financial Officer

Employee

/s/ William A Geers

William A. Geers